Exhibit 99.1
Press Release

First Mariner Earns Record Profit For 2005

2005's full year earnings up 28%; 4th quarter earnings increase 36%

Baltimore, MD (January 24, 2006) -- First Mariner Bancorp (Nasdaq: FMAR), parent company of First Mariner Bank and Finance Maryland, LLC, today announced record net income for the year ended December 31, 2005 of $7,822,000 ($1.20 per diluted share) compared to $6,101,000 ($.96 per diluted share) last year, an increase of 28%. Fourth quarter net income totaled $2,507,000 ($.37 per diluted share), up 36% from 2004's fourth quarter of $1,846,000 ($.28 per diluted share). First Mariner's total assets ended 2005 at $1.362 billion, an increase of 9% from year end 2004.

Edwin F. Hale Sr., First Mariner's Chairman and Chief Executive Officer said, "We closed our most successful year with a strong fourth quarter capped off by a 36 percent gain in earnings. In addition to record fourth quarter profits, we experienced broad demand for loans and deposits across all of our business lines, experienced strong fee-related revenue, and saw further improvement in all of our asset quality measures. Another key contributor to profitability was our strategic investment over the past two years in our mortgage banking division and consumer finance company. Not only did they produce the robust gains that we expected, but complemented the strong results from our consumer and commercial banking divisions. These results propel us into 2006 with a surge of positive momentum."

Loan growth totaled over $105 million (+14%) and deposits grew by $51 million (+6%) for the year, reflecting a resilient regional economy, and First Mariner's continued sales and marketing efforts focused on its local markets. Mortgage loan production for the 4th quarter increased 44% from last year's 4th quarter. Long-term interest rates remain affordable, and origination activity was robust in both retail and wholesale origination units. While loans continue to grow, First Mariner's asset quality continued to strengthen, as evidenced by decreases in nonperforming and delinquent loans, and lower net charge offs.

Comparing December 31, 2005 balances to December 31, 2004, total assets ended 2005 at $1.362 billion, an increase of $112 million (+9%). Loans outstanding increased $105 million (+14%), driven by growth in most major segments. Commercial loans increased $90 million (+20%), bank originated consumer loans increased $12 million (+13%), and consumer finance receivables from Finance Maryland grew $13 million (+40%). Residential construction and residential mortgage loans decreased by $10 million (-6%). Mortgage loan originations totaled $1.459 billion for the full year of 2005, increasing $545 million (+60%) compared to the full year 2004. Total deposits increased by $51 million (+6%), mainly due to increases in noninterest bearing checking accounts, which increased by $22 million (+13%) and Certificates of Deposit, which grew by $32 million (+9%).

Financial Highlights for the fourth quarter of 2005 include:

-     Total revenue increased by $2.163 million (+13%) over the 4th quarter of 2004, due to growth in loans and deposits, and growth in most operating fee income categories.

-     Net interest income grew by $895 thousand (+8%) due primarily to growth in average earning assets of $140 million (+13%). First Mariner’s net interest margin decreased to 3.80% from 3.95% for the 4th quarter of 2004 reflecting a higher mix of borrowings, which generally have higher cost compared to retail deposits, and the effects of a flattening yield curve.

-     Credit quality continued to improve. The provision for loan losses totaled $776 thousand compared to $762 thousand in the same quarter last year. The allowance for loan losses increased to $11.743 million at December 31, 2005 from $9.580 million at December 31, 2004, and totaled 1.38% of loans outstanding compared to 1.28% last year. Non-performing assets decreased to $3.950 million (.29% of total assets) compared to $4.693 million (.38% of total assets) last year. Accruing Loans 90 days or more past due totaled $860 thousand (.10% of total loans) compared to $1.658 million (.22% of total loans) last year. Net charge offs decreased to $302 thousand (.14% of average loans) compared $482 thousand (.27% of average loans) in the fourth quarter of 2004.

-     Noninterest income increased by $1.268 million or 25%, due to robust mortgage banking activities and improvement in most other sources of fee related income. Gains on sales of mortgage loans and other mortgage banking revenue increased $666 thousand (+50%), driven by increased loan origination and sale activity. Income from sales of insurance products increased by $291 thousand (+53%). Rental income from leasing of office space in the company’s headquarters building purchased in March of 2005 totaled $198 thousand.

-     Noninterest expenses increased by $1.031 million or 8%, due to increased personnel costs. Salaries and benefit expenses increased by $1.138 million due to higher staff levels to support growth, staff additions for expansion of consumer lending and mortgage banking, and increased health insurance costs. All other noninterest expenses decreased $107 thousand mainly due to lower occupancy, data processing and advertising costs.

-     Stockholders’ Equity increased by $8.329 million (+13%). Growth in stockholders’ equity reflects the retention of earnings for the twelve months ($7.822 million), purchases of common stock through the exercise of options, warrants, and participation in stock purchase plans (net of the cost of shares repurchased through the Company’s stock repurchase plan) totaling $3.4 million. Decreases in the market value of securities classified as available for sale reduced accumulated other comprehensive income by $2.9 million. Capital Ratios were as follows: Leverage Ratio = 7.4%; Tier 1 risk-based ratio = 9.5%; Total Capital Ratio = 15.0%. All capital ratios exceed levels to qualify for “Well Capitalized” status under current regulatory definitions.

First Mariner Bancorp is a bank holding company with total assets of $1.362 billion. Its wholly owned banking subsidiary, First Mariner Bank, (total assets $1.279 billion) operates 25 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Worcester counties in Maryland, and the city of Baltimore. First Mariner Mortgage, a division of First Mariner Bank, operates 11 retail offices in Central Maryland, the Eastern Shore of Maryland, and Northern Virginia. First Mariner Mortgage also operates wholesale lending operations in Northern Virginia, and direct marketing mortgage operations in Baltimore City. Finance Maryland, LLC, (total assets $49.3 million) is a consumer finance subsidiary that currently operates 14 branches in Baltimore, Cecil, Frederick, Harford, Wicomico, and Washington counties in Maryland, four branches in Delaware, as well as a central approval and mortgage center in Baltimore City. First Mariner Bancorp’s common stock is traded on the Nasdaq National Market under the symbol “FMAR”. First Mariner’s web site address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding efficiencies resulting from new programs and expansion activities, revenue growth, anticipated expenses, and other unknown outcomes. The Company’s actual results could differ materially from management’s expectations. Factors that could contribute to those differences include, but are not limited to, changes in regulations applicable to the Company’s business, successful implementation of the Company’s branch expansion strategy, its concentration in real estate lending, increased competition, changes in technology, particularly internet banking, impact of interest rates, possibility of economic recession or slow down (which could impact credit quality, adequacy of loan loss reserve and loan growth) and control by and dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company.

Contact: Mark A. Keidel - SVP/CFO 410-558-4281

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended December 31,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$12,124	$11,229	895	8%
Provision for loan losses	776	762	14	2%
Noninterest income	6,341	5,073	1,268	25%
Noninterest expense	14,035	13,004	1,031	8%
Income before income taxes	3,654	2,536	1,118	44%
Income tax expense	1,147	690	457	66%
Net income	2,507	1,846	661	36%

Profitability and Productivity:
Return on average assets	0.73%	0.61%	-	19%
Return on average equity	13.99%	11.63%	-	20%
Net interest margin	3.80%	3.95%	-	-4%
Net overhead ratio	2.23%	2.62%	-	-15%
Efficiency ratio	76.01%	79.77%	-	-5%
Mortgage loan production	374,056	259,413	114,643	44%
Average deposits per branch	35,040	34,392	648	2%

Per Share Data:
Basic earnings per share	$0.40	$0.32	0.08	25%
Diluted earnings per share	$0.37	$0.28	0.09	32%
Book value per share	$11.60	$11.04	0.56	5%
Number of shares outstanding	6,262,442	5,826,011	436,431	7%
Average basic number of shares	6,251,801	5,743,871	507,930	9%
Average diluted number of shares	6,623,583	6,282,718	340,865	5%

Summary of Financial Condition:
At Period End:
Assets	$1,362,281	$1,250,531	111,750	9%
Investment Securities	277,376	322,965	(45,589)	-14%
Loans	851,586	746,146	105,440	14%
Deposits	876,010	825,417	50,593	6%
Borrowings and repurchase agreements	330,376	296,661	33,715	11%
Stockholders' equity	72,643	64,314	8,329	13%

Average for the period:
Assets	$1,368,291	$1,203,069	165,222	14%
Investment Securities	281,654	330,078	(48,424)	-15%
Loans	841,680	701,886	139,794	20%
Deposits	870,535	816,982	53,553	7%
Borrowings and repurchase agreements	420,687	317,409	103,278	33%
Stockholders' equity	71,111	63,157	7,954	13%

Capital Ratios:
Leverage	7.4%	7.1%	-	4%
Tier 1 Capital to risk weighted assets	9.5%	9.3%	-	2%
Total Capital to risk weighted assets	15.0%	14.1%	-	6%

Asset Quality Statistics and Ratios:
Net Chargeoffs	302	482	(180)	-37%
Non-performing assets	3,950	4,693	(743)	-16%
90 Days or more delinquent loans	860	1,658	(798)	-48%
Annualized net chargeoffs to average loans	0.14%	0.27%	-	-48%
Non-performing assets to total assets	0.29%	0.38%	-	-23%
90 Days or more delinquent loans to total loans	0.10%	0.22%	-	-55%
Allowance for loan losses to total loans	1.38%	1.28%	-	7%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the twelve months ended December 31,
	2005	2004	$ Change	% Change
Summary of Earnings:
Net interest income	$47,723	$42,441	5,282	12%
Provision for loan losses	3,287	2,243	1,044	47%
Noninterest income	23,015	19,190	3,825	20%
Noninterest expense	56,340	50,926	5,414	11%
Income before income taxes	11,111	8,462	2,649	31%
Income tax expense	3,289	2,361	928	39%
Net income	7,822	6,101	1,721	28%

Profitability and Productivity:
Return on average assets	0.59%	0.54%	-	9%
Return on average equity	11.44%	10.11%	-	13%
Net interest margin	3.88%	4.06%	-	-4%
Net overhead ratio	2.50%	2.86%	-	-13%
Efficiency ratio	79.65%	83.22%	-	-4%
Mortgage loan production	1,459,063	914,229	544,834	60%
Average deposits per branch	35,040	34,392	648	2%

Per Share Data:
Basic earnings per share	$1.28	$1.06	0.22	21%
Diluted earnings per share	$1.20	$0.96	0.23	24%
Book value per share	$11.60	$11.04	0.56	5%
Number of shares outstanding	6,262,442	5,826,011	436,431	7%
Average basic number of shares	6,104,481	5,759,310	345,171	6%
Average diluted number of shares	6,537,832	6,351,272	186,560	3%

Summary of Financial Condition:
At Period End:
Assets	$1,362,281	$1,250,531	111,750	9%
Investment Securities	277,376	322,965	(45,589)	-14%
Loans	851,586	746,146	105,440	14%
Deposits	876,010	825,417	50,593	6%
Borrowings and repurchase agreements	330,376	296,661	33,715	11%
Stockholders' equity	72,643	64,314	8,329	13%

Average for the period:
Assets	$1,332,822	$1,125,648	207,174	18%
Investment Securities	299,709	316,878	(17,169)	-5%
Loans	804,719	652,506	152,213	23%
Deposits	857,837	792,852	64,985	8%
Borrowings and repurchase agreements	401,529	268,249	133,280	50%
Stockholders' equity	68,365	60,343	8,022	13%

Capital Ratios:
Leverage	7.4%	7.1%	-	4%
Tier 1 Capital to risk weighted assets	9.5%	9.3%	-	2%
Total Capital to risk weighted assets	15.0%	14.1%	-	6%

Asset Quality Statistics and Ratios:
Net Chargeoffs	1,124	1,355	(231)	-17%
Non-performing assets	3,950	4,693	(743)	-16%
90 Days or more delinquent loans	860	1,658	(798)	-48%
Annualized net chargeoffs to average loans	0.14%	0.21%	-	-33%
Non-performing assets to total assets	0.29%	0.38%	-	-23%
90 Days or more delinquent loans to total loans	0.10%	0.22%	-	-55%
Allowance for loan losses to total loans	1.38%	1.28%	-	7%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
		At December 31,
	2005	2004	$ Change	% Change
Assets:
Cash and due from banks	$40,157	$29,765	10,392	35%
Interest-bearing deposits	5,678	5,682	(4)	0%
Available-for-sale investment securities, at fair value	277,376	322,965	(45,589)	-14%
Loans held for sale	92,351	79,955	12,396	16%
Loans receivable	851,586	746,146	105,440	14%
Allowance for loan losses	(11,743)	(9,580)	(2,163)	23%
Loans, net	839,843	736,566	103,277	14%
Other real estate owned	931	65	866	1332%
Restricted stock investments, at cost	13,647	11,886	1,761	15%
Property and equipment	40,402	17,445	22,957	132%
Accrued interest receivable	8,037	6,417	1,620	25%
Deferred income taxes	5,771	2,976	2,795	94%
Bank owned life insurance	27,375	26,338	1,037	4%
Prepaid expenses and other assets	10,713	10,471	242	2%
Total Assets	$1,362,281	$1,250,531	111,750	9%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$876,010	$825,417	50,593	6%
Borrowings	330,376	271,661	58,715	22%
Repurchase agreements	-	25,000	(25,000)	-100%
Junior subordinated deferrable interest debentures	73,259	58,249	15,010	26%
Accrued expenses and other liabilities	9,993	5,890	4,103	70%
Total Liabilities	1,289,638	1,186,217	103,421	9%

Stockholders' Equity
Common Stock	313	291	22	8%
Additional paid-in-capital	55,193	51,792	3,401	7%
Retained earnings	20,185	12,363	7,822	63%
Accumulated other comprehensive income (loss)	(3,048)	(132)	(2,916)	2209%
Total Stockholders Equity	72,643	64,314	8,329	13%
Total Liabilities and Stockholders' Equity	$1,362,281	$1,250,531	111,750	9%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the twelve months
	ended December 31,		ended December 31,
	2005	2004	2005	2004
Interest Income:
Investments and interest-bearing deposits	$3,531	$3,633	$13,924	$13,721
Loans	18,528	13,933	68,136	51,549
Total Interest Income	22,059	17,566	82,060	65,270

Interest Expense:
Deposits	4,833	3,356	16,729	12,808
Borrowings and repurchase agreements	5,102	2,981	17,608	10,021
Total Interest Expense	9,935	6,337	34,337	22,829

Net Interest Income Before Provision for Loan Losses	12,124	11,229	47,723	42,441

Provision for Loan Losses	776	762	3,287	2,243

Net Interest Income After Provision for Loan Losses	11,348	10,467	44,436	40,198

Noninterest Income:
Service fees on deposits	1,847	1,877	7,185	6,899
ATM Fees	814	756	3,135	2,836
Gains on sales of mortgage loans	1,420	891	5,018	3,349
Other mortgage banking revenue	573	436	2,289	1,567
Gains on sales of investment securities, net	-	-	-	440
Commissions on sales of nondeposit investment products	130	80	531	649
Commissions on sales of other insurance products	839	548	2,512	1,519
Income from bank owned life insurance	261	275	1,031	1,072
Other	457	210	1,314	859
Total Noninterest Income	6,341	5,073	23,015	19,190

Noninterest Expense:
Salaries and employee benefits	7,892	6,754	30,909	26,523
Net occupancy	1,512	1,645	6,104	6,255
Furniture, fixtures and equipment	761	750	3,057	3,005
Advertising	262	442	1,352	1,455
Data Processing	477	521	2,006	2,079
Professional services	159	167	1,021	756
Other	2,972	2,725	11,891	10,853
Total Noninterest Expense	14,035	13,004	56,340	50,926

Income Before Income Taxes	3,654	2,536	11,111	8,462

Income Tax Expense	1,147	690	3,289	2,361

Net Income	$2,507	$1,846	$7,822	$6,101

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended December 31,
	2005		2004
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$69,964	5.57%	$83,335	5.68%
Comm/Res Construction	106,414	8.16%	50,215	7.49%
Commercial Mortgages	344,508	6.83%	273,794	6.77%
Residential Constr - Cons	129,029	7.10%	132,806	6.98%
Residential Mortgages	39,712	6.23%	39,764	6.19%
Consumer	152,053	12.04%	121,972	10.64%
Total Loans	841,680	7.85%	701,886	7.37%

Loans held for sale	110,125	6.41%	59,690	5.24%
Available for sale securities, at fair value	281,654	4.62%	330,078	4.19%
Interest bearing deposits	10,736	3.95%	17,454	2.03%
Restricted stock investments, at cost	14,563	4.62%	9,163	3.74%

Total earning assets	1,258,758	6.93%	1,118,271	6.21%

Allowance for loan losses	(11,417)		(9,301)
Cash and other non earning assets	120,950		94,099

Total Assets	$1,368,291		$1,203,069

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	12,668	0.21%	30,976	0.30%
Savings deposits	70,380	0.30%	68,751	0.30%
Money market deposits	202,094	2.20%	184,749	0.94%
Time deposits	406,529	3.56%	374,939	3.02%
Total interest bearing deposits	691,671	2.77%	659,415	2.02%

Borrowings	420,689	4.81%	317,409	3.74%

Total interest bearing liabilities	1,112,360	3.54%	976,824	2.58%

Noninterest bearing demand deposits	178,862		157,567
Other liabilities	5,958		5,521
Stockholders' Equity	71,111		63,157

Total Liabilities and Stockholders' Equity	$1,368,291		$1,203,069

Net Interest Spread		3.39%		3.63%

Net Interest Margin		3.80%		3.95%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the twelve months ended December 31,
	2005		2004
Average	Average	Yield/	Average	Yield/
Balance	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$68,035	5.57%	$76,370	5.86%
Comm/Res Construction	88,634	7.88%	49,328	7.50%
Commercial Mortgages	331,975	6.90%	256,960	6.97%
Residential Constr - Cons	130,535	7.08%	123,759	7.18%
Residential Mortgages	41,798	5.98%	40,880	6.59%
Consumer	143,742	11.49%	105,209	10.87%
Total Loans	804,719	7.70%	652,506	7.52%

Loans held for sale	102,321	6.05%	48,791	5.05%
Available for sale securities, at fair value	299,709	4.36%	316,878	4.17%
Interest bearing deposits	9,428	3.01%	19,546	1.20%
Restricted stock investments, at cost	13,997	4.10%	7,507	3.56%

Total earning assets	1,230,174	6.67%	1,045,228	6.24%

Allowance for loan losses	(10,470)		(8,995)
Cash and other non earning assets	113,118		89,415

Total Assets	$1,332,822		$1,125,648

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	13,065	0.20%	55,488	0.34%
Savings deposits	71,789	0.30%	67,009	0.35%
Money market deposits	203,222	1.58%	158,802	0.84%
Time deposits	395,645	3.35%	367,847	3.00%
Total interest bearing deposits	683,721	2.45%	649,146	1.97%

Borrowings	401,530	4.39%	268,249	3.75%

Total interest bearing liabilities	1,085,251	3.16%	917,395	2.49%

Noninterest bearing demand deposits	174,115		143,706
Other liabilities	5,091		4,204
Stockholders' Equity	68,365		60,343

Total Liabilities and Stockholders' Equity	$1,332,822		$1,125,648

Net Interest Spread		3.51%		3.75%

Net Interest Margin		3.88%		4.06%